Exhibit 10.15.2

Pure Earth, Inc.

Salary Reduction Form

Company:	Pure Earth, Inc.

Employee:	Joseph Kotrosits

Bi-Weekly Current Salary @ 6/1/09:	$5,769.23

Salary Reduction (%):	10%

Bi-Weekly Reduced Salary Amount:	$5,192.31

/s/ Joseph T. Kotrosits	Not applicable
Employee	Manager

/s/ Brent Kopenhaver
Pure Earth, Inc. Corporate